OPINION OF COUNSEL

         Moskowitz Altman & Hughes LLP have acted as counsel to DiaSys Corporation, a Delaware corporation (the"Company"), in the preparation of a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "SEC") on or about July 23, 1997 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 80,000 shares of the Company Common Stock (the "Shares"), all of which are issued, outstanding and held by certain stockholders named in the Registration Statement.

         As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance of the Shares. It is our opinion that the Shares are legally issued, fully paid and nonassessable.

                                              MOSKOWITZ ALTMAN & HUGHES LLP


                                              By: /s/ Stanley Moskowitz
                                                  ------------------------------
                                                  Stanley Moskowitz, a partner

New York, New York
July 25, 1997